EXHIBIT 5.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

	Bruce Graves	James L. Pray
666 GRAND AVENUE, SUITE 2000	Steven C. Schoenebaum	Brenton D. Soderstrum
DES MOINES, IOWA 50309-2510	Harold N. Schneebeck	Michael D. Treinen
	Paul D. Hietbrink	Scott L. Long
	William C. Brown	Ronni F. Begleiter
TELEPHONE: (515) 242-2400	Richard K. Updegraff	Miranda L. Hughes
FACSIMILE: (515) 283-0231	Paul E. Carey	Kelly D. Hamborg
	Douglas E. Gross	William E. Hanigan
	John D. Hunter	Mary A. Ericson
URL: www.ialawyers.com	James H. Gilliam	Michael J. Green
	Robert D. Andeweg	Michael A. Dee
	Alice Eastman Helle	Danielle Dixon Smid
	Michael R. Blaser	Brian P. Rickert
	Thomas D. Johnson	Valerie D. Bandstra
Offices in:	Christopher R. Sackett	Ann Holden Kendell
West Des Moines, Iowa	Sean P. Moore	James S. Niblock
Pella, Iowa	Nancy S. Boyd	Brian M. Green
Dustin D. Smith	Patents and Trademarks
Alexander M. Johnson	G. Brian Pingel
Rebecca A. Brommel	Camille L. Urban
Mark E. Roth	Adam W. Jones
Tina R. Thompson
Catherine C. Cownie
Laura N. Martino
Amy R. Piepmeier
Elizabeth A. Coonan
Britney L. Schnathorst
Sara L. Keenan
Rebecca A. Reisinger
Leanna Daniels Whipple	Of Counsel:
Justin T. Lange	Richard W. Baskerville
Kevin F. Howe
Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO.
(515) 242-2459
WRITER’S DIRECT FAX NO.
(515) 323-8559
WRITER’S E-MAIL ADDRESS
bandstra@ialawyers.com

March 10, 2006
Board of Directors
First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730
Re: Registration Statement on Form SB-2; Securities Matters
Dear Board Members:
In connection with the proposed offer and sale of up to 90,000 units of the membership interests (the “Membership Units”) of First United Ethanol, LLC (the “Company”), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:
1.	The Company’s Articles of Organization;

2.	The Company’s Amended and Restated Operating Agreement;

3.	The Company’s resolutions of the Board of Directors authorizing the issuance of Membership Units; and

4.	The Company’s Registration Statement, as filed by First United Ethanol, LLC with the United States Securities and Exchange Commission on December 23, 2005, together with all pre-effective amendments thereto.
In rendering our opinions we have relied upon, with the consent of the Company and its members: (i) the representations of the Company and its members and other representatives as set forth in the aforementioned documents as to factual matters; and (ii) certificates and assurances from public officials and from members and other representatives of the Company as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and

March 11, 2006

representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.
We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law.
The opinions expressed herein shall be effective only as of the date of this opinion letter. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.
Based on our examination and inquiry, we are of the opinion that, upon effectiveness of the Registration Statement, and when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), the Membership Units will be legally issued, fully paid and non-assessable.
We consent to the discussion in the Registration Statement of this opinion and the reference to our firm and the filing of this opinion as an exhibit to the registration statement.

Sincerely,

Valerie D. Bandstra